EXHIBIT A

                       SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

      THIS SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT (the "Agreement") is dated for reference purposes only as of September 14, 2000, by and between VALUESTAR CORPORATION, a Colorado corporation (the "Corporation"), and those investors set forth on Schedule 1 attached hereto (individually, a "Purchaser" and collectively, the "Purchasers").

                                R E C I T A L S:

      A. The Corporation, through its subsidiary, Valuestar, Inc., a California corporation, is in the business of rating and certifying customer satisfaction of commercial businesses.

      B. The Purchasers are interested in investing capital in the Corporation and the Corporation desires to obtain capital from the Purchasers on the terms and conditions hereinafter set forth.

                               A G R E E M E N T:

      NOW, THEREFORE, in consideration of the above recitals and the mutual agreements, covenants, representations and warranties contained below in this Agreement, the parties agree as follows:

I.    DEFINITIONS.

      "Agreement" means, and the words "herein", "hereof", "hereunder" and words of similar import refer to, this instrument and any amendments hereto.

      "Act" means the Small Business Investment Act of 1958, as amended and in effect from time to time, and the regulations promulgated thereunder.

      "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with, the Person in question. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract, or otherwise.

      "Certificate of Designation" means the Certificate of Designation of the Corporation attached hereto as Exhibit A, which sets forth the rights, privileges and preferences of the Series C Convertible Preferred Stock.

      "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, and the regulations promulgated thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute which replaces said Exchange Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

      "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question.

      "Intellectual Property" means all patents, patent rights, patent applications, licenses, inventions, trade secrets, know-how, proprietary techniques (including processes and substances), trademarks, service marks, trade names and copyrights.

      "Lien" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, financing statement, or conditional sale or title retention agreement, or any other interest in property designed to secure the repayment of indebtedness or any other obligation, whether arising by agreement, operation of law, or otherwise.

      "Material Adverse Effect" means (a) a material adverse effect upon the business, operations, properties, assets or condition (financial or otherwise) of the Corporation or, as the case may be, Corporation and the Subsidiary, taken as a whole or (b) the impairment of the ability of any party other than any Purchaser to perform its obligations under this Agreement or any of the Other Agreements to which it is a party.

      "Other Agreements" means the Registration Rights Agreement and all other agreements, instruments and documents and all renewals, amendments, modifications and extensions thereof, whether heretofore, now or hereafter executed by or on behalf of the Corporation or Subsidiary and delivered to and for the benefit of Purchaser under this Agreement.

      "Party" or "parties" means the Corporation and/or any Purchaser.

      "Person" means any individual, sole proprietorship, corporation, business trust, unincorporated organization, association, company, partnership, joint venture, governmental authority (whether a national, federal, state, county, municipality or otherwise, and shall include without limitation any instrumentality, division, agency, body or department thereof), or other entity.

      "Registration Rights Agreement" means the Registration Rights Agreement attached hereto as Exhibit B.

      "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute which replaces such Securities Act and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

      "SEC" means the Securities and Exchange Commission.

      "Subsidiary" means Valuestar, Inc., a California corporation.

      "Series C Stock" means the shares of Series C Convertible Preferred Stock of the Corporation issued to the Purchasers pursuant to this Agreement.

      "Warrant" or "Warrants" means the form of Warrant attached hereto as Exhibit C.

II.   SALE AND ISSUANCE OF SERIES C STOCK.

      2.1 PURCHASE AND SALE OF SERIES C STOCK.. The Corporation agrees to sell to each Purchaser meeting the suitability standards set forth in Article VI, and, subject to the terms and conditions set forth herein, each such Purchaser agrees to purchase from the Corporation, the Series C Stock set forth opposite its name in Schedule 1 attached hereto at a per share purchase price of $22.50 per share and warrants to purchase common stock in an amount equal to fifty percent (50%) of the number of common stock shares which Pruchaser's Series C Stock is convertible to at the initial closing.

      2.2 ISSUANCE AND PAYMENT.The initial closing of the sale and purchase of at least two hundred twenty-two thousand two hundred twenty-two (222,222) shares of the Series C Stock will take place at the offices of BAY VENTURE COUNSEL, LLP, 1999 Harrison Street, Suite 1300, Oakland, California 94612, at 4:00 p.m. on September 14, 2000, or such other time and place as the parties may mutually agree (the "Initial Closing").

      At each "Closing" (as defined in Section 2.3), the Corporation will deliver to each Purchaser a duly issued and executed certificate of the Series C Stock and Warrant to be purchased by it, registered in the Purchaser's name, against payment of the purchase price thereof as set forth in Schedule 1, by certified check, by wire transfer of immediately available funds, cancellation of any indebtedness owed by the Corporation to Purchaser or by any combination of the foregoing.

      2.3 SUBSEQUENT SALE OF SERIES C PREFERRED STOCK. The Corporation may sell up to an additional one million one hundred eleven thousand one hundred eleven (1,111,111) shares of Series C Stock to such Persons as the Corporation may determine at any time after the Initial Closing and on, or before, December 31, 2000, at no less than $22.50 per share and otherwise upon terms and conditions no more favorable than those contained herein. Any such sale which is upon the same terms and conditions as those contained herein shall entitle such persons or entities to become parties to this Agreement and the Registration Rights Agreement, each dated as of even date herewith, by and among the Corporation and the Purchasers, and shall have the rights and obligations of a Purchaser hereunder and thereunder. The Initial Closing and each subsequent closing shall be referred to herein as a "Closing."

III.  CONDITIONS OF THE PURCHASERS' OBLIGATIONS.

      The obligation of each Purchaser to consummate the transactions contemplated herein at the Closing is subject to the satisfaction on or before the date of the Closing of the following conditions, all or any of which may be waived in writing by each Purchaser as to its obligation to consummate the transaction so contemplated:

      3.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of the Corporation contained in this Agreement, including without limitation those in Article V, and in any other documents delivered by the Corporation to the Purchasers at or prior to the Initial Closing will be true and correct at and as of the date of the Initial Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein; the Corporation's business and assets shall not have been adversely affected in any material way prior to the Closing; and the Corporation shall have performed all obligations and conditions herein required to be performed or observed by the Corporation on or prior to the Closing; and the Corporation shall have delivered a certificate executed by the President or Secretary of the Corporation to such effect.

      3.2 CLOSING DOCUMENTS. The Corporation will have delivered to the Purchasers copies of the following specifically named documents referenced in this Agreement or the Schedules hereto, including but not limited to a fully executed Registration Rights Agreement, and all of the following documents:

            (A) an Officer's Certificate from the Corporation dated the date of the Initial Closing, stating that all the preconditions specified in this
Article III have been satisfied;

            (B) correct and complete copies of the resolutions adopted by the board of directors of the Corporation certified to such effect on the date of the Initial Closing by the Secretary of the Corporation authorizing the execution, delivery and performance of this Agreement and any other agreements contemplated hereby, and authorizing all other transactions contemplated by this Agreement;

            (C) correct and complete copies of the Corporation's Bylaws, as amended, and Certificate of Designation and all currently contemplated or proposed amendments thereto, as approved by the board of directors and shareholders of the Corporation, all certified to such effect on the date of the Initial Closing by the Secretary of the Corporation;

            (D) a good standing certificate dated within ten (10) business days of the Initial Closing issued by the Colorado Secretary of State;

            (E) an opinion of counsel from the Corporation's counsel, Bay Venture Counsel, LLP dated the date of the Initial Closing, reasonably acceptable to Purchasers;

            (F) such other documents referenced within any Schedule or relating to the transactions contemplated by this Agreement as the Purchasers may reasonably request.

      3.3 PROCEEDINGS. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby to be consummated at or prior to the Initial Closing and all documents incident thereto or required to be delivered prior to or at the Closing will be satisfactory in form and substance to the Purchasers.

      3.4 EXAMINATION OF BOOKS AND RECORDS. The Corporation shall have made available to the Purchasers (who may appoint representatives to perform such inspection) during normal business hours, for inspection and copying, all of the Corporation's books, records, contracts and documents of or relating to the Corporation.

      3.5 SUITS/PROCEEDINGS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

      3.6 AUTHORIZATION OF ISSUANCE. The Corporation's board of directors will have authorized the issuance and sale by it to the Purchasers pursuant to this Agreement of the Series C Stock and Warrants.

      3.7 RESERVATION OF STOCK. The Corporation's board of directors will have reserved sufficient shares of its authorized but unissued Common Stock for the exclusive purpose of issuance upon conversion of the Series C Stock and exercise of the Warrants.

      3.8 CAPITAL OUTSTANDING. As of the Initial Closing (but without giving effect thereto), the Corporation will have a total of no more than that number of shares of Preferred Stock and Common Stock issued and outstanding as listed and described in Schedule 5.12(b). The Corporation will have outstanding no options, convertible securities or warrants other than as listed and described on Schedule 5.12(c) as of the Initial Closing.

      3.9 CONSENT. The Corporation shall have obtained any and all consents (including all governmental or regulatory consents, approvals or authorizations required in connection with the valid execution and delivery of this Agreement), permits and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement.

      3.10 SBA DOCUMENTS. The Corporation shall have provided each Purchaser that is a Small Business Investment Company (a) with all information and documentation that such Purchaser shall have requested in connection with the preparation and completion of the Portfolio Financing Report on SBA Form 1031, and (b) originals executed by the Corporation of each of (i) an SBA Letter in form and substance previously delivered to certain purchasers of the Series A Convertible Preferred Stock, (ii) the Size Status Declaration on SBA Form 480, and (iii) the Assurance of Compliance on SBA Form 652.

IV.   CONDITIONS OF THE CORPORATION'S OBLIGATIONS.

      The obligation of the Corporation to issue the Series C Stock and Warrants with respect to any one Purchaser is subject to the satisfaction on or before the date of the Closing of the following conditions with respect to such Purchaser, all or any of which may be waived in writing by the Corporation:

      4.1 PERFORMANCE. Each such Purchaser shall have duly performed and complied in all material respects with each of the terms, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

      4.2 REPRESENTATIONS AND WARRANTIES. The representations and warranties of each Purchaser contained in Article VI and in any other documents delivered at or prior to the Closing shall be true and accurate on and as of the Closing with the same effect as though made on and as of the date of the Closing.

      4.3 INSTRUMENTS AND DOCUMENTS. All instruments and documents required to carry out this Agreement or incidental thereto shall be reasonably satisfactory to the Corporation and its counsel.

      4.4 SUITS/PROCEEDINGS. No action, suit, proceeding or investigation by or before any court, administrative agency or other governmental authority shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

      4.5 COVENANTS. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchasers on or prior to the Closing shall have been performed or complied with in all material respects.

V.    REPRESENTATIONS AND WARRANTIES OF THE CORPORATION.

      Except as set forth on any Schedules attached hereto and incorporated herein by reference, the Corporation hereby represents and warrants to each Purchaser as of the date hereof and as of the Initial Closing as follows:

      5.1.  CORPORATE EXISTENCE AND AUTHORITY..

            (A) The Corporation (i) is a corporation duly organized, validly existing, and in good standing under the laws of Colorado; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect. The Corporation has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and all Other Agreements to which it is, or in connection with the transactions contemplated hereby, may become, a party.

            (B) The Subsidiary (i) is a corporation duly organized, validly existing, and in good standing under the laws of California; (ii) has all requisite corporate power and authority to own its assets and carry on its business as now conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a Material Adverse Effect.

      5.2 FINANCIAL STATEMENTS AND REPORTS. The Corporation has timely filed all required forms, reports, statements and documents with the SEC, all of which have complied in all material respects with all applicable requirements of the Exchange Act and the Securities Act, as the case may be. The Corporation has delivered or made available to each Purchaser true and complete copies of (i) the Corporation's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1999, (ii) its proxy statement relating to the Corporation's annual stockholders meeting held November 19, 1999, (iii) all other forms, reports, statements and documents filed by the Corporation with the SEC pursuant to the Exchange Act since June 30, 1999, and (iv) all reports, statements and other information provided by the Corporation to its stockholders since January 1, 1999 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of the Corporation included or incorporated by reference in the SEC Reports (including any such SEC Report filed after the date of this Agreement until the Initial Closing) were prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements or, in the case of audited statements, the related report thereon of independent certified public accounts), and present fairly the financial position and results of operations, cash flows and of changes in stockholders' equity of the Corporation and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments, and except that the unaudited interim financial statements do not contain all of the disclosures required by GAAP. Since June 30, 1999 there has been no change in any of the significant accounting (including tax accounting) policies, practices, or procedures of the Corporation or any of its consolidated subsidiaries. The Corporation is and has been subject to the reporting requirements of the Exchange Act and has timely filed with the SEC all periodic reports required to be filed by it pursuant thereto and all reports required to be filed under Sections 13, 14 or 15(d) of the Exchange Act since June 30, 1999.

      5.3 DEFAULT. Except as disclosed on Schedule 5.3, neither the Corporation nor the Subsidiary is in default under any loan agreement, indenture, mortgage, security agreement, lease, franchise, permit, license or other agreement or obligation to which it is a party or by which any of its properties may be bound which default would cause a Material Adverse Effect. The Corporation is paying its debts as they become due.

      5.4 AUTHORIZATION AND COMPLIANCE WITH LAWS AND MATERIAL AGREEMENTS. Except as set forth on Schedule 5.4, the execution, delivery and performance by the Corporation of this Agreement and the Other Agreements to which it is or may in connection with the transactions contemplated hereby become a party, have been or prior to the consummation of such transactions will be duly authorized by all requisite action on the part of the Corporation and do not and will not violate the Certificate of Designation, or the Corporation's Articles of Incorporation or Bylaws or any law or any order of any court, governmental authority or arbitrator, and do not and will not upon the consummation of the transactions contemplated hereby conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien upon any assets of the Corporation pursuant to the provisions of any loan agreement, indenture, mortgage, security agreement, franchise, permit, license or other instrument or agreement by which the Corporation or any of its properties is bound. Except as set forth on Schedule 5.4, no authorization, approval or consent of, and no filing or registration with, any court, governmental authority or third Person is or will be necessary for the execution, delivery or performance by the Corporation of this Agreement and the Other Agreements to which it is a party or the validity or enforceability thereof. All such authorizations, approvals, consents, filings and registrations described in Schedule 5.4 have been obtained. The Corporation is not in violation of any term of its Articles of Incorporation or Bylaws or any contract, agreement, judgment or decree and is in full compliance with all applicable laws, regulations and rules where such violation would cause a Material Adverse Effect. All officers of the Corporation to the best of their knowledge have complied with all material applicable laws, regulations and rules in the course and scope of their employment with the Corporation.

      5.5 ENVIRONMENTAL CONDITION OF THE PROPERTY. Except as disclosed on
Schedule 5.5:

            (A) The location, construction, occupancy, operation and use of the Corporation's properties do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or other body exercising similar functions, or any restrictive covenant or deed restriction (recorded or otherwise) affecting such properties, including, without limitation, all applicable zoning ordinances and building codes, flood disaster, occupational health and safety laws and Environmental Laws and regulations (as referred to in this Section 5.5, collectively, "applicable laws") where such violation would cause a Material Adverse Effect;

            (B) Without limitation of clause (a) of this Section 5.5, neither the Corporation, the Subsidiary nor such properties are subject to any existing, pending or threatened investigation or inquiry by any governmental authority or subject to any remedial obligations due to violations of applicable laws;

            (C) Neither the Corporation nor the Subsidiary is subject to any liability or obligation relating to (i) the environmental conditions on, under or about such properties, including, without limitation, the soil and ground water conditions at such properties, or (ii) the use, management, handling, transport, treatment, generation, storage, disposal, release or discharge of any Polluting Substance which would cause a Material Adverse Effect;

            (D) There is no Polluting Substance or other substance that may pose any risk to safety, health or the environment on, under or about any such properties which would cause a Material Adverse Effect;

            (E) The Corporation and/or the Subsidiary, whichever is applicable, have taken reasonable steps to determine and hereby represents and warrants that no Polluting Substances have been disposed of or otherwise released on, onto, into, or from their properties by the Corporation or the Subsidiary, and the use which the Corporation and/or the Subsidiary makes and intends to make of such properties does not and will not result in the disposal or other release of any Polluting Substances on, onto, into or from such properties; and

            (F) The Corporation and/or the Subsidiary, whichever is applicable, have been issued all required federal, state and local licenses, certificates or permits relating to, and their properties, the Corporation, the Subsidiary and the Corporation's and the Subsidiary's facilities, business, assets, leaseholds and equipment are all in compliance in all material respects with all applicable federal, state and local laws, rules and regulations relating to, air emissions, water discharge, noise emissions, solid or liquid waste disposal, Polluting Substances, or other environmental, health or safety matters where non-compliance would have a Material Adverse Effect.

      5.6 LITIGATION AND JUDGMENTS. Except as disclosed on Schedule 5.6, there is no suit, action, proceeding or investigation pending or, to the best knowledge of the Corporation, threatened against or affecting the Corporation or the Subsidiary, the outcome of which, in the reasonable judgment of the Corporation, is likely to have a Material Adverse Effect, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative department, commission, agency or instrumentality, arbitrator or any other person outstanding against the Corporation or the Subsidiary having, or which is reasonably likely to have, a Material Adverse Effect.

      Except for litigation disclosed in the as disclosed on Schedule 5.6, there is no action, suit, proceeding or investigation before any court, governmental authority or arbitrator pending, or to the knowledge of the Corporation threatened, against or affecting the Corporation, the Subsidiary, this Agreement and/or the Other Agreements. Except as disclosed on Schedule 5.6, there are no outstanding judgments against the Corporation or the Subsidiary. None of the matters listed on Schedule 5.6 could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

      5.7 RIGHTS IN PROPERTIES; LIENS. Except as disclosed on Schedule 5.7, the Corporation and the Subsidiary have good and marketable title to all properties and assets reflected on their balance sheets, and none of such properties or assets is subject to any Liens. The Corporation and the Subsidiary enjoy peaceful and undisturbed possession under all leases necessary for the operation of their other properties, assets, and businesses and all such leases are valid and subsisting and are in full force and effect. There exists no default under any provision of any lease which would permit the lessor thereunder to terminate any such lease or to exercise any rights under such lease which, individually or together with all other such defaults, could have a Material Adverse Effect. The Corporation and the Subsidiary have the exclusive right to use all of the Intellectual Property necessary to their business as presently conducted, and the Corporation's and the Subsidiary's use of the Intellectual Property does not infringe on the rights of any other Person where such nonexclusively or infringement would not have a Material Adverse Effect. To the best of the Corporation's knowledge, no other Person is infringing the rights of the Corporation or the Subsidiary in any of the Intellectual Property. Neither the Corporation nor the Subsidiary owes any royalties, honoraria or fees to any Person by reason of its use of the Intellectual Property.

      5.8 ENFORCEABILITY. This Agreement and the Other Agreements to which the Corporation is a party, when delivered, shall constitute the legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their respective terms.

      5.9 INDEBTEDNESS. Except as disclosed on the financial statements identified in Section 5.2 and on Schedule 5.9, neither the Corporation nor the Subsidiary has any Indebtedness. All Indebtedness owed by the Corporation or the Subsidiary to any Affiliate is set forth on Schedule 5.9.

      5.10 TAXES. Except as set forth on Schedule 5.10, the Corporation and the Subsidiary have timely filed all tax returns (federal, state, and local) required to be filed, including, without limitation, all income, franchise, employment, property, and sales taxes, and have timely paid all of their tax liabilities, other than immaterial amounts and taxes that are being contested by the Corporation or the Subsidiary in good faith by appropriate actions or proceedings diligently pursued, and for which adequate reserves in conformity with GAAP with respect thereto have been established. Neither the Corporation nor the Subsidiary know of any pending investigation of the Corporation or the Subsidiary by any taxing authority or pending but unassessed tax liability of the Corporation or the Subsidiary, except as disclosed on Schedule 5.10. The Corporation and the Subsidiary have made no presently effective waiver of any applicable statute of limitations or request for an extension of time to file a tax return, and neither the Corporation nor the Subsidiary are a party to any tax-sharing agreement.

      5.11 USE OF PROCEEDS; MARGIN SECURITIES. Neither the Corporation nor the Subsidiary are engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any extension of credit under this Agreement will be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying margin stock. Neither the Corporation, the Subsidiary nor any Person acting on their behalf has taken any action that might cause the transactions contemplated by this Agreement or any Other Agreements to violate Regulations T, U or X or to violate the Securities Exchange Act of 1934, as amended.

      5.12 ERISA. All members of any Controlled Group have complied with all applicable minimum funding requirements and all other applicable and material requirements of ERISA and the Code, applicable to the Employee Benefit Plans it or they sponsor or maintain, and there are no existing conditions that would give rise to material liability thereunder. With respect to any Employee Benefit Plan, all members of any Controlled Group have made all contributions or payments to or under each Employee Benefit Plan required by law, by the terms of such Employee Benefit Plan or the terms of any contract or agreement. No Termination Event has occurred in connection with any Pension Plan, and there are no unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, with respect to any Pension Plan which poses a risk of causing a Lien to be created on the assets of the Corporation or which will result in the occurrence of a Reportable Event. No member of any Controlled Group has been required to contribute to a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, since September 2, 1974. No material liability to the Pension Benefit Guaranty Corporation has been, or is expected to be, incurred by any member of a Controlled Group. The term "liability," as referred to in this Section 5.12, includes any joint and several liability. No prohibited transaction under ERISA or the Code has occurred with respect to any Employee Benefit Plan which could have a Material Adverse Effect or a material adverse effect on the condition, financial or otherwise, of an Employee Benefit Plan.

      5.13 DISCLOSURE. No representation or warranty made by the Corporation in this Agreement or in any of the documents, instruments, or other information furnished to the Purchaser by the Corporation, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any statements made therein not misleading. No representation, warranty, or statement made by the Corporation in this Agreement, the Registration Rights Agreement, or in any document, certificate, exhibit or schedule attached hereto or thereto or delivered in connection herewith or therewith, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make any statements made herein or therein not misleading. There is no fact that materially and adversely affects the condition (financial or otherwise), results of operations, business, properties, or prospects of the Corporation or any of its Subsidiaries that has not been disclosed in the documents provided to Purchaser.

      5.14 SUBSIDIARIES AND CAPITALIZATION. The Corporation has no Subsidiaries, other than the Subsidiary. All the issued and outstanding shares of capital stock of the Corporation are duly authorized, validly issued, fully paid and nonassessable. The capitalization of the Corporation on the Initial Closing Date is set forth on Schedule 5.14 (b). No violation of any preemptive rights of shareholders of the Corporation has occurred by virtue of the transactions contemplated under this Agreement or any Other Agreement. There are no outstanding contracts, options, warrants, instruments, documents or agreements binding upon the Corporation granting to any Person or group of Persons any right to purchase or acquire shares of the Corporation's capital stock other than as set forth on Schedule 5.14(c).

      5.15 CURRENT LOCATIONS. Schedule 5.15 identifies (a) the Corporation's principal place of business and chief executive office, (b) all the locations where the Corporation maintains any books or records relating to any of its assets, (c) all other locations where the Corporation has a place of business, and (d) each address where any of the Corporation's assets are located. Schedule
5.15 accurately indicates whether each such location is owned or leased, and, if leased, identifies the owner of such location. No Person other than the Corporation has possession of any material amount of the assets of the Corporation except as disclosed on Schedule 5.15.

      5.16 INVESTMENT CORPORATION ACT. Neither the Corporation, the Subsidiary nor any company controlling the Corporation or the Subsidiary is required to be registered as an "investment company" within the meaning of the Investment Corporation Act of 1940, as amended.

      5.17 PUBLIC UTILITY HOLDING CORPORATION ACT. Neither the Corporation nor the Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Corporation Act of 1935, as amended.

      5.18 SECURITIES LAWS. Assuming the truthfulness and accuracy of each Purchaser's representations and warranties in Article 6, the Corporation has complied with or is exempt from the registration and/or qualification requirements of all federal and state securities or blue sky laws applicable to the issuance or sale of the Series C Stock and Warrants.

      5.19 NO LABOR DISPUTES. Neither the Corporation nor the Subsidiary is involved in any labor dispute. The Corporation is not a party to any collective bargaining agreement, and there are no strikes or walkouts or union organization of any of the Corporation's or the Subsidiary's employees threatened or in existence and no labor contract is scheduled to expire during the term of this Agreement.

      5.20 BROKERS. Except as described in Schedule 5.20, Neither the Corporation nor any of its shareholders has dealt with any broker, finder, commission agent or other Person in connection with the transactions referenced in or contemplated by this Agreement, nor is the Corporation or any of its shareholders under any obligation to pay any broker's fee or commission in connection with such transactions.

      5.21 INSURANCE. The amount and types of insurance carried by the Corporation and the Subsidiary, and the terms and conditions thereof, are substantially similar to the coverage maintained by companies in the same or similar business as the Corporation and the Subsidiary and similarly situated.

      5.22 CONDUCT OF BUSINESS. On the Initial Closing Date, the Corporation and the Subsidiary are engaged only in businesses of the type described in Schedule 5.22.

      5.23 SMALL BUSINESS CONCERN. The Subsidiary is a "small business concern" as defined in Section 103(5) of the Act, which for purposes of size eligibility meets the applicable criteria set forth in Section 121.301(c) of Title 13 of the Code of Federal Regulations.

      5.24 SURVIVAL OF REPRESENTATIONS. All representations made by the Corporation in or under this Agreement shall be true and accurate as of the Initial Closing and shall survive the Initial Closing for a period of two (2) years thereafter (except for those changes contemplated in and provided for by this Agreement).

VI.   REPRESENTATIONS AND WARRANTIES OF PURCHASERS.

      As of the Closing, each Purchaser represents and warrants to the Corporation as to itself that:

      6.1 INVESTMENT. The Purchaser is acquiring the Series C Stock and Warrants and any Common Stock issuable upon conversion of the Series C Stock or exercise of the Warrants for investment purposes only for its own account, and not with a view to, or for resale in connection with, any distribution thereof, and it has no present intention of selling or distributing any such securities. Purchaser understands that the Series C Stock and Warrants (and any shares of Common Stock issued upon conversion of the Series C Stock or exercise of the Warrants) have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment as expressed herein. All such securities are hereinafter collectively referred to as the "Securities".

      6.2 RULE 144. The Purchaser acknowledges that because the Securities have not been registered under the Securities Act, the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. It is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of shares purchased in a private placement under certain circumstances.

      6.3 ACCESS TO DATA. The Purchaser has had an opportunity to discuss the Corporation's business, management and financial affairs with its management and to obtain any additional information necessary or appropriate for deciding whether or not to purchase the Securities.

      6.4 KNOWLEDGE AND EXPERIENCE. Purchaser has such knowledge and experience in financial and business matters, including investments in other companies that are in a financial condition substantially similar to the Corporation's financial condition immediately prior to the Initial Closing, that it is capable of evaluating the merits and risks of the investment in the Securities, and it is able to bear the economic risk of such investment. Further, the individual executing this Agreement has such knowledge and experience in financial and business matters that he or she is capable of utilizing the information made available to him or her in connection with the offering of the Securities, of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect to the Securities.

      6.5 REQUISITE POWER.The Purchaser has all requisite power and authority necessary to enter into and to carry out the provisions of this Agreement and the transactions contemplated hereby.

      6.6 DULY AUTHORIZED. All action on the part of the Purchaser necessary for the purchase of its Series C Stock and Warrants and the performance of the Purchaser's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement is a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws and equitable principles relating to or affecting the enforcement of creditors' rights in general and by general principles of equity.

      6.7 ACCREDITED INVESTOR. Purchaser is an "accredited investor" as that term is defined in Regulation D promulgated by the Securities and Exchange Commission. The term "Accredited Investor" under Regulation D refers to:

            (i) A person or entity who is a director or executive officer of the Corporation;

            (ii) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; insurance Corporation as defined in Section 2(13) of the Securities Act; investment Corporation registered under the Investment Corporation Act of 1940; or a business development Corporation as defined in Section 2(a)(48) of that Act; Small Business Investment Corporation licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Corporation, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

            (iii) Any private business  development  Corporation as defined in
Section 202(a)(22) of the Investment Advisers Act of 1940;

            (iv) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

            (v) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds $1,000,000;

            (vi) Any natural person who had an individual income in excess of $200,000 during each of the previous two years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

            (vii) Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment; or

            (viii) Any entity in which all of the equity owners are accredited investors.

            As used in this Section 6.8, the term "net worth" means the excess of total assets over total liabilities. For the purpose of determining a person's net worth, the principal residence owned by an individual should be valued at fair market value, including the cost of improvements, net of current encumbrances. As used in this Section 6.8, "income" means actual economic income, which may differ from adjusted gross income for income tax purposes. Accordingly, the undersigned should consider whether it should add any or all of the following items to its adjusted gross income for income tax purposes in order to reflect more accurately its actual economic income: Any amounts attributable to tax-exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, and alimony payments.

      6.9 RESIDENT. Purchaser has its, his or her principal residence in the state indicated on Schedule 1.

      VII.  RESTRICTIONS ON TRANSFER OF SECURITIES.

            The Securities are not transferable except upon the conditions specified in this Article VII, which conditions are intended to ensure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any of such securities. Each instrument representing the Securities shall be stamped or otherwise imprinted with legends substantially in the following form until such time as the conditions set forth in such legends have been met:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

      The Corporation shall be entitled to enter stop transfer notices on its stock books with respect to the Securities until the conditions as set forth in the legend above with respect to the transfer of such securities have been met.

      VIII. AFFIRMATIVE COVENANTS.

      The Corporation covenants and agrees that so long any Purchaser holds twenty percent (20%) the Series C Stock issued and sold in the Closings, the Corporation shall furnish the following to such Purchaser until the conversion of such Series C Stock into common stock:

      8.1   FINANCIAL STATEMENTS.

            (A) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Corporation, beginning with the fiscal year ending June 30, 2000, (i) a copy of the annual audit report of the Corporation for such fiscal year containing a balance sheet, statement of income, statement of stockholders' equity, and statement of cash flow as at the end of such fiscal year and for the fiscal year then ended, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing.

            (B) As soon as available, and in any event within forty-five (45) days after the end of each fiscal quarter, a copy of an unaudited financial report of the Corporation as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing consolidated balance sheets, statements of income, and statements of cash flow, (with notes as to any consolidating entries).

            (C) Promptly upon receipt thereof, any written report submitted to the Corporation by independent public accountants in connection with an annual or interim audit of the books of the Corporation made by such accountants.

            (D) Promptly after the commencement thereof, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the Corporation, any technology or patent rights that it has, or any other material assets of the Corporation, or any key employee or officer (in their capacities as such) the outcome of which could reasonably have a Material Adverse Effect.

      8.2 BOOKS AND RECORDS. The Corporation will keep (a) proper books of record and account in which full, true and correct entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books from its earnings allowances against doubtful receivables, advances and investments and all other proper accruals (including, without limitation, by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required by, GAAP consistently applied.

IX.   NEGATIVE COVENANTS.

      Without the approval of the holders of at least a majority of the shares of Series C Stock voting together as a class, except as otherwise required by applicable law, the Corporation will not take any action that:

      (i) except for a "Qualified Liquidation Event" (as defined in the Certificate of Designation) effects a sale of all or substantially all of the Corporation's assets or which results in the holders of the Corporation's capital stock prior to the transaction owning less than 50% of the voting power of the Corporation's capital stock after the transaction,

      (ii) alters or changes the rights, preferences or privileges of the Series C Stock so as to materially and adversely affect such shares,

      (iii) increases or decreases the number of authorized shares of Series C Stock,

      (iv) authorizes the issuance of securities having a preference over or on parity with the Series C Stock,

      (v) redeems shares (excluding Common Stock repurchased upon termination of an officer, employee, director or consultant pursuant to a restricted stock purchase agreement or other compensatory plan or agreement),

      (vi) amends or repeals any provision of, or adds any provision to, the Corporation's Articles of Incorporation or Bylaws if such action would alter or change the rights, preferences, privileges or restrictions of the Series C Stock, so as to affect adversely such shares,

      (vii) authorizes the payment of dividends to Common Stock, or

      (viii) except for a Qualified Liquidation Event, consummates a transaction subject to Section 305 of the Code.

X.    REGISTRATION RIGHTS AGREEMENT.

      The Corporation shall at the Initial Closing enter into the Registration Rights Agreement in form and substance substantially as attached hereto as Exhibit B granting each Purchaser the registration rights set forth therein.

XI.   MISCELLANEOUS.

      11.1 REMEDIES. Any Person having any rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages by reason of any breach of any provision of this Agreement, and to exercise all other rights granted by law, which rights may be exercised cumulatively and not alternatively.

      11.2 CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement and any exhibit attached hereto may be amended and the Corporation may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if it has obtained the written consent of Purchasers holding at least sixty-six and two-thirds percent (66-2/3%) or more of the outstanding shares of Series C Stock. No course of dealing between the Corporation and any Purchaser or any delay in exercising any rights hereunder or under the Corporation's Articles of Incorporation will operate as a waiver of any rights of any such Purchaser. Notwithstanding the foregoing, this Section 11.2 shall not be amended without the consent of all Purchasers holding Series C Stock.

      11.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement for a period of two (2) years after the Initial Closing.

      11.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      11.5 SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      11.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

      11.7 DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      11.8 NOTICES. Except as otherwise expressly provided herein, all communications provided for hereunder shall be in writing and delivered or mailed by the United States mails, certified mail, return receipt requested, (a) if to Purchaser, addressed to each Purchaser at the address specified on
Schedule I hereto or to such other address as such Purchaser may in writing designate, or (b) if to the Corporation, addressed to the Corporation at the address set forth below or to such other address as the Corporation may in writing designate. Notices shall be deemed to have been validly served, given or delivered (and "the date" of such notice or words of similar effect shall mean the date) five (5) days after deposit in the United States mails, certified mail, return receipt requested, with proper postage prepaid, or upon actual receipt thereof (whether by noncertified mail, telecopy, telegram, facsimile, express delivery or otherwise), whichever is earlier.

            IF TO PURCHASERS:             To the Addresses set forth on
                                          Schedule 1

            WITH A COPY TO:
                                          ------------------------
                                          ------------------------
                                          ------------------------


            IF TO THE CORPORATION:        Valuestar Corporation

                                          Attn: Jim Stein
                                          360 - 22nd Street, Suite 210
                                          Oakland, CA  94612
                                          FAX: (510) 808-1400

            WITH A COPY TO:               Bay Venture Counsel, LLP
                                          Attn: Donald C. Reinke, Esq.
                                          1999 Harrison Street, Suite 1300
                                          Oakland, CA 94612
                                          FAX: (510) 834-7440

      11.9 GOVERNING LAW. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of California applicable to contracts made and to be performed entirely in California as if by and between California residents.

      11.10 SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

      11.11 LITIGATION COSTS. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties therein shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

      11.12 FINAL AGREEMENT. This Agreement and the exhibits and schedules attached hereto constitute the only agreement of the parties concerning the matters herein, and supersedes, merges and renders void all prior written/oral, and/or contemporaneous agreements and understandings related thereto.

      11.13 CONFIDENTIALITY. Each Purchaser agrees to keep confidential any information delivered by the Corporation or Subsidiary to such Purchaser under this Agreement that the Corporation or Subsidiary clearly indicates in writing to be confidential information; provided, however, that nothing in this Section
11.13 will prevent such Purchaser from disclosing such information (a) to any Affiliate of such Purchaser or any actual or potential purchaser, participant, assignee, or transferee of such Purchaser's rights or obligations hereunder that agrees to be bound by the terms of this Section 11.13, (b) upon order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Purchaser, (d) that is in the public domain, (e) that has been obtained from any Person that is not a party to this Agreement or an Affiliate of any such party without breach by such Person of a confidentiality obligation known to such Purchaser, (f) if necessary and only to the extent necessary for the exercise of any remedy under this Agreement, or (g) to the certified public accountants for such Purchaser. The Corporation agrees that such Purchaser will be presumed to have met its obligations under this Section 11.13 to the extent that it exercises the same degree of care with respect to information provided by the Corporation or Subsidiary as it exercises with respect to its own information of similar character.

      11.14 PUBLIC DISCLOSURE. Except as may be required to comply with applicable law, no Purchaser shall make or cause to be made any press release or similar public announcement

                        (SIGNATURES FOLLOW ON NEXT PAGE)

      SIGNATURE PAGES TO THE SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

      IN WITNESS WHEREOF, the Corporation and each Purchaser identified on
Schedule 1 have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized.

                                    CORPORATION:

                                    VALUESTAR CORPORATION

                                    By:___________________________________
                                    Name:   James Stein
                                    Its:    President and Chief Executive
                                            Officer

SIGNATURE PAGES TO THE SERIES C PREFERRED STOCK AND WARRANT PURCHASE AGREEMENT

                                   PURCHASER:


                                   -------------------------------------


                                    By:
                                       ---------------------------------
                                          (Signature)



                                   -------------------------------------
                                    (Print Name and Title)

                                    ADDRESS:

                                          ------------------------
                                          ------------------------
                                          ------------------------



                                    TELEPHONE AND FAX NUMBERS:

                                    Tel:
                                         -------------------------------
                                    Fax:
                                         -------------------------------
                                    Email Contact:
                                                  ----------------------

                                    AGGREGATE INVESTMENT AMOUNT

                                    $
                                     -----------------------------------

                                 SCHEDULE 3.8(A)
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                CAPITAL STRUCTURE

VALUESTAR CORPORATION
SHARE STRUCTURE                                                                         CONVERTIBLE     CONVERTIBLE
         09/04/96                                                                       8% SERIES A      SERIES B
                                                        OUTSTANDING     OUTSTANDING    Stated Amount                      FULLY
SHAREHOLDERS                   SHARES        PERCENT      OPTIONS        WARRANTS          $2.00           $1.75         DILUTED

JIM STEIN                     1,479,979         9.5%        420,000          62,500                                     1,950,033
JIM BARNES/SUNRISE            1,164,618         7.4%        120,000         107,500           75,000                    1,467,118
JERRY POLIS                     657,917         4.2%        155,000         118,783          100,000                    1,031,700
FRITZ BEESEMYER/CASA             37,821         0.2%          5,000         101,364           75,000         90,000       309,185
JOSH FELSER                           0         0.0%         60,000               0                          85,720       145,720
ROBERT SICK                       3,000         0.0%        401,600               0                                       404,600
AARON GRAY                        1,600         0.0%         90,000               0                                        91,600
MIKE KELLY                        7,667         0.0%         46,833               0                                        54,500
ECOMPANIES                            0         0.0%              0               0                       3,457,150     3,457,150
SEACOAST                      1,370,868         8.8%              0          11,284          500,000        501,290     2,383,442
PACIFIC MEZZANINE               548,348         3.5%              0           4,514          100,000        191,380       844,242
TANGENT                         319,868         2.0%              0           2,633          150,000        110,210       582,711
TMCT VENTURES                    85,470         0.5%              0           8,547                       1,714,290     1,808,307
OTHER SERIES A HOLDERS                0         0.0%              0               0          125,000                      125,000
OTHER SERIES B HOLDERS                0         0.0%              0               0                         735,820       735,820
Other 585 ROUND HOLDERS       1,125,767         7.2%              0         182,752                                     1,308,519
PUBLIC AND OTHERS             8,843,733        56.5%        966,572         536,666                                    10,359,417
                                                                                  0                                             0
                          --------------------------------------------------------------------------------------------------------
                             15,646,656       100.0%      2,265,005       1,136,543        1,125,000      6,885,860    27,059,064
                          ========================================================================================================
             NEW DOLLARS FROM OPT & WTS                  $8,848,231       2,777,556                                   $11,625,787
                                                      ==============================                                 =============

The Series A preferred stock earns dividends at 8% per annum compounded that is also convertible

                                SCHEDULE 3.8(B)
                                       TO
                         SECURITIES PURCHASE AGREEMENT

                  OPTIONS, CONVERTIBLE SECURITIES AND WARRANTS
                  --------------------------------------------

STOCK OPTIONS - In 1992 the Board of Directors approved the 1992 Incentive Stock Option Plan (ISO Plan) and the 1992 Non-Statutory Stock Option Plan (NSO Plan). Both plans expire in 2002. Each plan reserves 250,000 shares of common stock for incentive and nonstatutory stock options. Options under the ISO Plan and NSO Plan expire over a period not to exceed ten years from the date of grant.

In 1996 the stockholders approved the 1996 Stock Option Plan. The plan expires in 2006 and reserves 300,000 shares of common stock for nonqualified stock option. Options under the plan expire over a period not to exceed ten years from the date of grant.

In 1997 the stockholders approved the 1997 Stock Option Plan. The plan expires in 2007 and reserves 1,250,000 shares of common stock for Incentive or Nonqualified Stock Options. Options under the plan expire over a period not to exceed ten years from the date of grant.

Subsequent to June 30, 2000, on July 21, 2000 the Board of Directors authorized, subject to shareholder approval, the 2000 Equity Incentive Plan expiring in July 2010 and reserving 2,500,000 shares of common stock for Incentive or Nonqualified Stock Options. Options to be granted under the plan expire over a period not to exceed ten years from the date of grant.

The following tables summarize the number of options granted and exercisable at August 31, 2000:

VALUESTAR CORPORATION
OUTSTANDING OPTIONS AS OF 8/31/2000

PRICE      OUTSTANDING      OUTSTANDING $'S      VESTED          VESTED $'S
 $0.50          90,000           $45,000         90,000         $   45,000
 $0.75          20,000           $15,000         20,000         $   15,000
 $1.00         217,966          $217,966        182,536         $  182,536
 $1.25         215,000          $268,750        141,669         $  177,086
 $1.38           5,000            $6,875          5,000         $    6,875
 $1.50          70,000          $105,000         70,000         $  105,000
 $1.69          11,000           $18,590          4,334         $    7,324
 $1.92          28,600           $54,912          5,600         $   10,752
 $2.00         334,367          $668,734         59,167         $  118,334
 $3.00          85,600          $256,800         45,601         $  136,803
 $4.00         533,900        $2,135,600         10,100         $   40,400
 $7.00         593,572        $4,155,004         76,050         $  532,350
$10.00          20,000          $200,000              -         $        -
$15.00          20,000          $300,000              -         $        -
$20.00          20,000          $400,000              -         $        -
---------------------------------------------------------------------------
             2,265,005        $8,848,231        710,057          1,377,461

CONVERTIBLE SECURITIES: The capitalization of ValueStar Corporation (Parent) consists of 55,000,000 shares of which 50,000,000 shares having a par value of $0.00025 per share are Common Stock and 5,000,000 shares having a par value of $0.00025 per share are designated as preferred stock. Of the preferred stock, 1,000,000 shares are designated as Series A Preferred Stock and 800,000 shares are designated as Series B Preferred Stock.

At August 31, 2000 there were 225,000 shares of Series A Preferred Stock outstanding and 688,586 shares of Series B Preferred Stock outstanding. The Company is obligated to issue additional Series A Preferred Stock as dividends on the Series A Preferred Stock at an 8% rate. Each share of Series A Preferred Stock is convertible into five shares of common stock, subject to adjustment. Each share of Series B Preferred Stock is convertible into ten shares of common stock, subject to adjustment.

See the table under Schedule 3.8(a) for a detail of outstanding Series A and Series B preferred stock.

WARRANTS: At August 31, 2000, the Company has the following stock purchase warrants outstanding, each exercisable into one common share:

WARRANT SUMMARY
VALUESTAR CORPORATION
         08/31/00

                       EXERCISE
         WARRANTS        PRICE              EXPIRATION       DOLLARS
          187,500       $ 1.25   (1)         9/29/1998        234,375
           20,000       $ 1.25   (1)        12/30/1998         25,000
           12,500       $ 2.00   (3)         4/29/1999         25,000
           50,000       $ 1.75               5/16/1999         87,500
           25,000       $ 1.25               3/30/1997         31,250
          350,000       $ 1.00   (1)        12/30/1999        350,000
          152,728       $1.375   (1)         3/30/2000        210,001
           30,000       $ 1.50   (1)         3/29/2000         45,000
           75,000       $ 2.50               12/6/2000        187,500
           66,300       $ 5.85   (2)         3/23/1999        387,855
           64,713       $ 5.85   (2)          4/3/1999        378,571
           30,000       $ 5.85                4/3/2001        175,500
           50,000       $10.00                4/3/1999        500,000
           22,802       $ 6.14               4/10/2001        140,004
     -------------                                       -------------

        1,136,543                                          $2,777,556
     =============                                       =============


(1) These warrants are callable at a stock price of $5.00 per share subject to certain conditions.

(2) These warrants are callable at a stock price of $15.00 per share subject to certain conditions.

(3) These warrants are callable at a stock price of $4.50 per share subject to certain conditions.

An aggregate of 401,431 of the above warrants are held by officers and directors of the Company or their affiliates. Some warrants contain certain registration rights.

                                  SCHEDULE 5.3
                                       TO
                         SECURITIES PURCHASE AGREEMENT

                                    DEFAULTS

NONE

                                 SCHEDULE 5.4
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                 AUTHORIZATIONS, APPROVALS, CONSENTS AND FILINGS

NONE

                                  SCHEDULE 5.6
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                            LITIGATION AND JUDGMENTS

Deborah Planet-Irish, a former employee is suing the Company for wrongful termination. The Company has made an offer to settle for $10,000 that has been accepted by plaintiff. Counsel is currently working to finalize this matter.

                                 SCHEDULE 5.7
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                      LIENS

The Company has entered into the leases detailed below. Liens have been placed or will be placed against these items. The Company is not aware of any other equipment liens.

              LEASE                    LEASE #'S       LEASE     ANNUAL    LEASE   LEASE              DESCRIPTION
            COMPANIES                                   PMT       RENT      TERM    END
------------------------------------------------------------------------------------------------------------------------------
Preferred Capital Corp.           307165001              266.14   3,193.68   60    Aug-02 Computer Equipment
905 N. Lake Blvd.                 307165002               97.43   1,169.16   60    Aug-02 Computer Equipment
Tahoe City, CA  96145             307165004               71.45     857.40   60    Apr-03 Computer Equipment
(Colonial Pacific                 307165003              871.41  10,456.92   60    Feb-03 On-Balance, Cromwell Goldmine
does the billing)                 307165005              107.24   1,286.88   60    Oct-03 PC Connection, On-Balance
                                  307165006              722.24   8,666.88   60    Dec-03 Dell Srvr, 4 clients, Jim's Ntbk
                                  307165007              355.36   4,264.32   60    Nov-03 Dell
                                  316-0373214-001        546.26  20,880.50   60    Apr-04 Dell Srvr, 1 laptop, 6 clients
                                  316-0373214-002        311.58  11,284.00   60    Apr-04 2 Dell Servers

Balboa Capital                    004-11374-01           922.65  11,071.80   36    Dec-01 Oracle, Solomon
2010 Main St., Ste 1150
Irvine, CA  92614

New Cal Industries                24320937               614.00   7,368.00   60    Oct-04 2 Konica 7033 Digital Copiers
2061 Challenge Dr.
Alameda, CA  94501

Konica Leasing                    1543950                329.00   3,948.00   60    Oct-04 1 Konica 7033 Digital Copiers
PO Box 7023                       1550918                214.00   2,568.00   60    Jan-05 1 Konica 7033 Digital Copiers
Troy, MI  48007-7023

Pacifica Capital                  307165009              724.60   8,695.20   36    Nov-02 12 400 Mhz Celeron,
4 Venture, Ste. 260                                                                       Inspiron 3700, Poweredge 2300
Irvine, CA  92618                 307165010              372.00   4,464.00   36    Dec-02 1 54 gb raid - adjile systems

The Republic Group, LLC           307165008              825.00   9,900.00   36    12-001 Dell Srvr, 5 clients, MF, Frtrs UPS
608 E. Broadway, Ste. 100
Anaheim, CA  92805

Conseco Finance                   4019045-1              104.29   1,251.48   36    May-00 Computer Equipment
3601 Minnesota Dr., 9th Floor
Bloomington, MN  55435

Pitney Bowes                      6654297-003             74.57     894.84   39    Jun-01 Mail Room Equipment
Executive Office                  6654297-004            420.21   5,042.52   66    Jul-05 Mail Room Equipment
201 Merritt Seven
Norwalk, CT  06856

Amplicon, Inc.                    VL-00618            23,578.32 282,939.84   24    Jun-02 Davox Predictive Dialer
5 Hutton Centre Dr., Suite 500
Santa Ana, CA  92707

Transamerica Business Credit                                                                  Computer equipment, office
Corporation                       1437-001            39,023.25 468,279.00   36    Mar-03  equipment, software and furniture
Riverway II                       1437-002            22,362.74 268,352.88   36    Jul-03   Computers and office equipment
West Office Tower
9399 West Higgins Rd.             Notes Payable
Rosemont, IL  60018

Please refer to schedule 5.9 for additional information on debt for the Company.

                                  SCHEDULE 5.9
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                  INDEBTEDNESS


                      AS OF AUGUST 31, 2000                                                   UNAMORTIZED               ACCRUED
                       PAYEE (SHORT NAME)                             DATE      PRINCIPAL       DISCOUNT      NET      INTEREST
12% SUBORDINATED NOTES W WARRANTS DUE MARCH 31, 2001
Evelyn House                                                          7/6/1998     $18,750
Charlotte O. Polis                                                    7/6/1998     $50,000

                                                                                   $68,750           $322    $68,428      $688

DAVRIC SECURED 15% EQUIPMENT TERM NOTE MATURING 8/14/2003
Davric Corporation                                                   8/14/1998     $58,333                   $58,333

DAVRIC SECURED 15% EQUIPMENT TERM NOTE MATURING 6/23/2002
Davric Corporation                                                   6/23/1999     $96,131                   $96,131

TRANSAMERICA SECURED 15% EQUIPMENT NOTE MATURING 4/1/2003
Transamerica Business Credit Corporation Note 1437-001               4/19/2000  $1,127,575        $99,028 $1,028,547
Transamerica Business Credit Corporation Note 1437-002               8/15/2000    $688,071                  $688,071

AMPLICON SECURED EQUIPMENT LEASE - DAVOX PREDICTIVE DIALER
Amplicon Financial                                                                $522,011                  $522,011

OTHER LEASE OBLIGATIONS                                                           $126,548                  $126,548

                                                                                                          $2,588,069      $688

                                  SCHEDULE 5.10
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                      TAXES

The tax returns listed below are filed, but they were not timely filed. To the best of our knowledge, all other tax returns for activities from January 1, 1997 have been filed in a timely manner. All tax returns for activity through December 31, 1996 are, to the best of our knowledge, filed. We have no information as to the timeliness of filings prior to December 31, 1996.

                          TAX RETURNS NOT TIMELY FILED:

ValueStar Corporation and Subsidiary June 30, 1997 Federal Income Tax Return ValueStar, Inc. California State Income Tax Return for June 30, 1997 ValueStar Corporation Colorado State Income Tax Return for June 30, 1997

1997 3rd Qtr California DE6 Wage & Withholding Report
1997 4th Qtr California DE6 Wage & Withholding Report
1997 Form DE7 California Annual Reconciliation

1997 Form 1042 Annual Withholding Tax Return

2nd Qtr 1998 California State Sales Tax Return

1998 1st Qtr California DE6 Wage & Withholding Report
1998 2nd Qtr California DE6 Wage & Withholding Report
1999 2rd Qtr Illinois State Sales Tax Return
1999 3rd Qtr Illinois State Sales Tax Return

The Company has no outstanding penalties or assessments. The Company does not believe any additional penalties or assessments will arise from late filings described above.

                                  SCHEDULE 5.14
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                 CAPITALIZATION

The Capitalization of ValueStar, Inc. (Subsidiary) consists of 3,000,000 shares of no par value common stock of which 1,000,000 shares are outstanding owned by ValueStar Corporation.

The capitalization of ValueStar Corporation (Parent) consists of 55,000,000 shares of which 50,000,000 shares having a par value of $0.00025 per share are Common Stock and 5,000,000 shares having a par value of $0.00025 per share are designated as preferred stock. Of the preferred stock, 1,000,000 shares are designated as Series A Preferred Stock and 800,000 shares are designated as Series B Preferred Stock.

At August 31, 2000 there were 15,646,656 common shares outstanding, 225,000 shares of Series A Preferred Stock outstanding and 688,586 shares of Series B Preferred Stock outstanding. The Company is also obligated to issue additional Series A Preferred Stock as dividends on the Series A Preferred Stock at an 8% rate. Each share of Series A Preferred Stock is convertible into five shares of common stock, subject to adjustment. Each share of Series B Preferred Stock is convertible into ten shares of common stock, subject to adjustment.

At August 31, 2000 the following summarizes agreements binding on the Parent granting persons the right to purchase or acquire shares of the Parent's capital stock:

Series A Convertible Preferred (w/o dividends)                        1,125,000
Series B Convertible Preferred                                        6,885,860
Outstanding stock option purchase agreements (vested and non-vested)  2,265,005
Stock purchase warrant agreements                                     1,136,543

Some of the above instruments contain certain adjustment provisions standard to warrant and preferred stock agreements.

The Company has 2,638,126 shares issuable under its existing stock option plans that are not subject to outstanding option grants.

                                  SCHEDULE 5.15
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                CURRENT LOCATIONS

PRINCIPAL PLACE OF BUSINESS:
----------------------------
ValueStar Home Office
360 22nd St., 2nd & 4th Floor
Oakland, CA  94612
Leased from: Broadlake Plaza, a California Limited Partnership

SATELLITE OFFICE:
-----------------
249 Shipley Street
Units 8 and 9
San Francisco, CA  94143
(This facility is used by our engineering team)

LOCATION WHERE WEBSITE EQUIPMENT IS LOCATED:
--------------------------------------------
Globalcenter
1215 Borregas Ave.
Sunnyvale, CA  94089


ALL OTHER LOCATIONS WHERE THE COMPANY HAS A PLACE OF BUSINESS:
--------------------------------------------------------------
      These offices are rented on a per diem basis for meetings, training sessions, etc.

      Branch Offices:

      ValueStar Chicago Market Office
      8410 W Bryn Mawr Ave., Ste. 115
      Chicago, IL  60631
      Leased from: HQ Global Workplaces, Inc.

      ValueStar Southern California Market Office
      5230 Pacific Concourse Dr., Ste 350
      Los Angeles, CA  90045
      Leased from: HQ Global Workplaces, Inc.

      ValueStar Dallas Market Office
      5001 LBJ Freeway, Suite 875
      Dallas, TX  75244
      Leased from: HQ Global Workplaces, Inc.

      ValueStar Atlanta Market Office
      1201 Peachtree Street, NE
      400 Colony Square, Suite 200
      Atlanta, GA  30361
      Leased from: HQ Global Workplaces, Inc.

      ValueStar Seattle Market Office
      Two Union Square, 42nd Floor 601
      Union St.
      Seattle, WA  98101
      Leased from: HQ Global Workplaces, Inc.

      ValueStar Philadelphia Market Office
      Chesterbrook Corporate Center
      1400 Morris Dr.
      Wayne, PA  19087
      Leased from: HQ Global Workplaces, Inc.

      ValueStar Washington DC Market Office
      Oakbranch Plaza, 4th Floor
      1801 Robert Fulton Dr.
      Reston, VA  22091
      Leased from: HQ Global Workplaces, Inc.

                                  SCHEDULE 5.20
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                                     BROKERS

The Company may pay finder or placement agent fees in cash or shares equal to 5% of the offering or warrants equal to up to 8% of the effective shares issued.

                                  SCHEDULE 5.22
                                       TO
                          SECURITIES PURCHASE AGREEMENT

                               CONDUCT OF BUSINESS

We are a provider of branded rating content on local service businesses. Our ratings of local service businesses enhance online and offline commerce between buyers and sellers, commerce exceeding $2 trillion annually. As an infomediary, we help consumer and business buyers make informed local service purchasing decisions among the 6 million service businesses in America. Our ratings provide service businesses a tool to distinguish themselves from their competitors. Service businesses pay us research and rating fees and we are developing a new commission system to generate revenues by connecting member service businesses with quality seeking buyers. Our ratings and commission system offer Internet portals, credit card issuers and other aggregators of consumer and business buyers a new recurring revenue source.

The Company is engaged in the businesses of the type described below:

Consumer and market research.
Ratings, licensing and certifications.
Sales of ancillary materials and related materials and information. Providing Internet and advertising services to customers.

                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                              VALUESTAR CORPORATION

      VALUESTAR CORPORATION, a corporation organized and existing under the Colorado Business Corporation Act (the "corporation"), in accordance with Colo. Rev. Stat. Section 7-106-102,

      HEREBY CERTIFIES:

1.    The name of the Corporation is:  VALUESTAR CORPORATION.
                                       ---------------------

2. The text of the amendment determining the designations, preferences, limitations, and relative rights of the class or series of shares is as set forth on Exhibit "A", attached hereto and by this reference incorporated herein.

3.    This amendment was adopted on September ___, 2000.

4. This amendment was duly adopted by the Board of Directors of the Corporation.

      The undersigned does hereby confirm, under penalties of perjury, that the foregoing Certificate of Designation of Valuestar Corporation constitutes the act and deed of the Corporation, and that the facts stated herein are true.

      Executed at Oakland, California on September ___, 2000



                                    ------------------------------------
                                    James Stein, Chief Executive Officer

                                   Exhibit "A"

      RESOLVED, that pursuant to the authority granted to the Board of Directors by Article THIRD, Paragraph I of the Articles of Incorporation of the Corporation, as amended (the "Articles"), Certificate there is hereby created, and the Corporation be, and it hereby is, authorized to issue One Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (1,333,333) shares of a series of convertible preferred stock, designated "SERIES C CONVERTIBLE PREFERRED STOCK," which Series C Convertible Preferred Stock (also referred to herein as "Series C Stock" or "Series C Preferred Stock") shall have, in addition to the rights, restrictions, preferences and privileges set forth in the Articles, the following terms, conditions, rights, restrictions, preferences and privileges:

      "A.   DIVIDENDS.

            1. GENERALLY. Subject to the preferential dividend rights of the holders of the Corporationss.s Series A Convertible Preferred Stock ("Series A Stock"), and Series B Convertible Preferred Stock ("Series B Stock") each holder of outstanding shares of Series C Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, cumulative dividends at the annual rate of $1.80 per share (the "Series C Preferential Dividend"), and in preference to any declaration or payment (payable other than in Common Stock) of dividends with respect to the Common Stock. No cash dividends shall be declared and paid on the Common Stock or any other equity of the Company except the Series A Stock and Series B Stock as contemplated above unless a like cash dividend amount has been paid to the Series C Stock on an as converted basis.

            2. PAYMENT OTHER THAN CASH. If the Corporation shall declare a distribution payable in securities of persons other than this Corporation, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of indebtedness, then, in each such case, the holders of Series C Preferred Stock shall be entitled to a proportionate share of any such distribution as though the holders of Series C Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Series C Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation who are entitled to receive such distribution.

            3. DIVIDEND ADJUSTMENT. The Series C Preferential Dividend shall be appropriately adjusted for any stock splits, dividends, combinations, recapitalizations and the like ("Appropriately Adjusted").

      B.    PREFERENCE ON LIQUIDATION.

            1. PREFERENCE PRICE. Except upon a "Qualified Liquidation Event," in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of the outstanding shares of Series C Stock shall be entitled to be paid out of the assets of this Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, after payment of the preferential amount is made in respect of the shares of Series A Stock (the "Series A Preference Price") and Series B Stock (the "Series B Preference Price") and before any payment is made in respect of the shares of Common Stock, in an amount equal to $22.50 per share (Appropriately Adjusted), together with an amount equal to the greater of (A) eight percent (8%) of such $22.50 at the rate of 8% for each year (or fraction thereof) after the date of the issuance of each such share of Series C Stock, less the amount, if any, of any cash dividends actually paid to the Series C Stock through the date of liquidation, or (B) any declared and unpaid dividends thereon (the "Series C Preference Price"). After payment of the Series C Preference Price to the holders of outstanding shares of Series C Stock, the remaining assets of the Corporation shall be distributed ratably solely among the holders of the outstanding shares of Common Stock in an equal amount per share.

            2. PARTIAL PAYMENT. If, upon any such liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the assets of this Corporation available for distribution to its shareholders shall be insufficient to pay in full the Series C Preference Price required to be paid to the holders of the outstanding shares of Series C Stock after payment in full of the Series A Preference Price and Series B Preference Price, then all of the assets of this Corporation legally available for distribution to the holders of equity securities shall be distributed ratably among the holders of the outstanding shares of Series C Stock in proportion to the Series C Preference Price upon liquidation that each Series C Stock holder is otherwise entitled to receive.

            3. CERTAIN TRANSACTIONS. The following shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section B with respect to the Series C Stock: (A) a sale of all or substantially all of the Corporation's assets; or (B) a consolidation, merger or reorganization of the Corporation with or into any other corporation or corporations if the Corporation's shareholders do not control a majority of the outstanding voting securities of such consolidated, merged or reorganized corporation(s). The Corporation shall provide written notice of each of the above transactions to each holder of Series C Stock at least ten (10) days prior to such transaction in accordance with Section D.14 (below).

            4. LIQUIDATION ADJUSTMENT. The Series C Preference Price shall be Appropriately Adjusted.

      C.    VOTING.

            1. GENERALLY. Except as otherwise required by law or expressly provided herein, each share of Series C Preferred Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the shareholders of the Corporation in the same class and together with the holders of Common Stock and shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Series C Preferred Stock are convertible pursuant to the provisions hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. In each such case, except as otherwise required by law or expressly provided herein, the holders of shares of Series A Stock, Series B Stock, Series C Stock and Common Stock shall vote together and not as separate classes.

            2. SPECIAL VOTING FOR THE ELECTION OF DIRECTORS. The Board of Directors shall be elected as follows:

                  (I) So long as at least One Hundred Thousand (100,000) shares of Series A Stock are issued and outstanding (Appropriately Adjusted), the holders of Series A Stock shall be entitled, voting as a separate class, to elect one (1) and only one (1) member to the Corporationss.s Board of Directors;

                  (II) So long as at least Two Hundred Thousand (200,000) shares of Series B Stock are issued and outstanding (Appropriately Adjusted), the holders of Series B Stock shall be entitled, voting as a separate class, to elect two (2) and only two (2) members to the Corporationss.s Board of Directors;

                  (III) So long as at least Two Hundred Thousand (200,000) shares of Series C Stock are issued and outstanding (Appropriately Adjusted), the holders of Series C Stock shall be entitled, voting as a separate class, to elect one (1) and only one (1) member to the Corporationss.s Board of Directors;

                  (IV) The remaining authorized members of the Board of Directors not entitled to be elected by any series of Preferred Stock then outstanding from time to time shall be elected by the holders of Common Stock with the holders of Series C Stock voting in the same class as the holders of Common Stock on an as-converted basis and the holders of Common Stock.

            3. REMOVALS OR RESIGNATIONS. Any vacancy created on the Corporation's Board of Directors shall be filled by a successor Director who shall be elected in a manner by which his or her predecessor was elected as provided above. Any Director who has been elected to the Corporation's Board of Directors as provided above may be removed during his term of office in accordance with the Business Corporation Act of the State of Colorado, and any vacancy thereby created shall be filled as provided in this subparagraph.

      D. CONVERSION. The holders of the outstanding shares of Series C Stock shall have the following conversion rights (the "Conversion Rights"):

            1. RIGHT TO CONVERT. Each share of Series C Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of this Corporation or any transfer agent for the Corporation's shares into that number of shares of Common Stock which is equal to the quotient obtained by dividing the Series C Preference Price then in effect for each share of Series C Stock by the Series C Conversion Price (as such term is hereinafter defined) in effect immediately prior to the time of such conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series C Stock shall be $2.25 (as adjusted from time to time as herein provided, the "Series C Conversion Price").

            2. MECHANICS OF CONVERSION. Each holder of outstanding shares of Series C Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Corporation's shares and shall give written notice to this Corporation at such office that such holder elects to convert the same and shall state therein the number of shares of Series C Stock being converted. Thereupon, this Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

            3. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. If this Corporation at any time or from time to time after the date that this Certificate of Designation was filed with the Colorado Secretary of State (the "Filing Date") effects a division of the outstanding shares of Common Stock, the Series C Conversion Price shall be proportionately decreased and, conversely, if this Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, the Series C Conversion Price shall be proportionately increased. Any adjustment under this Section D.3 shall be effective on the close of business on the date such division or combination becomes effective.

            4. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Series C Conversion Price shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying the Series C Conversion Price by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date and (ii) the denominator of which shall be (A) the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion; provided, however, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, the Series C Conversion Price shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter the Series C Conversion Price shall be decreased pursuant to this Section 4 as of the date or dates of actual payment of such dividend or distribution.

            5. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If this Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of this Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of outstanding shares of Series C Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of this Corporation that they would have received had their respective shares of Series C Stock been converted into shares of Common Stock on the date of such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section D with respect to the rights of the holders of the outstanding shares of Series C Stock.

            6. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If, at any time or from time to time after the Filing Date, the number of shares of Common Stock issuable upon conversion of the shares of Series C Stock is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section D), then in any such event each holder of outstanding shares of Series C Stock shall have the right thereafter to convert such shares of Series C Stock into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Series C Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

            7. REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES OF ASSETS. If, at any time or from time to time after the Filing Date, there is a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section D) or a merger or consolidation of this Corporation into or with another corporation or a sale of all or substantially all of this Corporation's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of outstanding shares of Series C Stock shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of this Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Series C Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section D with respect to the rights of the holders of the outstanding shares of Series C Stock after the capital reorganization, merger, consolidation, or sale to the end that the provisions of this Section D (including adjustment of the Series B Conversion Price and the number of shares into which the shares of Series B Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Conversion Prices and number of shares as may be practicable.

            8.    SALE OF SHARES BELOW CONVERSION PRICE.

                  (I) If, at any time or from time to time after the Filing Date, this Corporation issues or sells, or is deemed by the express provisions of this Section 8 to have issued or sold, Additional Shares of Common Stock (as hereinafter defined) for an Effective Price (as hereinafter defined) less than the then current Series B Conversion Price, other than (A) as a dividend or other distribution on any class of stock as provided in Section D.4 above or (B) upon a division or combination of shares of Common Stock as provided in Section
D.3 above, then, in any such event, the Series B Conversion Price shall be reduced, as of the close of business on the date of such issuance or sale, to an amount determined by multiplying the Series C Conversion Price by a fraction (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by this Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Series C Conversion Price and (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Shares of Common Stock. For the purpose of the calculation described in this
Section 8, the number of shares of Common Stock outstanding shall include, in addition to the number of shares of Common Stock actually outstanding, (A) the number of shares of Common Stock into which the then outstanding shares of Series A Stock, Series B Stock and Series C Stock could be converted if fully converted on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock; and (B) the number of shares of Common Stock which would be obtained through the exercise or conversion of all rights, options and Convertible Securities (as hereinafter defined) outstanding on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock.

                  (II) For the purpose of making any adjustment required under this Section 8, the consideration received by this Corporation for any issuance or sale of securities shall (A) to the extent it consists of property other than cash, be the fair value of that property as reasonably determined in good faith by a disinterested majority of the Board of Directors; and (B) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of this Corporation for a consideration which covers both, be the portion of the consideration so received reasonably determined in good faith by a disinterested majority of the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                  (III) For the purpose of the adjustment required under this
Section 8, if this Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as oConvertible Securitieso) and if the Effective Price (as defined in Clause
(v) below) of such Additional Shares of Common Stock is less than the then current Series C Conversion Price, this Corporation shall be deemed to have issued, at the time of the issuance of such rights, options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration therefor an amount equal to (A) the total amount of the consideration, if any, received by this Corporation for the issuance of such rights or options or Convertible Securities plus (B) in the case of such rights or options, the minimum amount of consideration, if any, payable to this Corporation upon the exercise of such rights or options or, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to this Corporation upon the conversion thereof. Thereafter, no further adjustment of the Series C Conversion Price shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or otherwise terminate without having been exercised, the Series C Conversion Price shall thereafter be the Series C Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and were issued or sold for the consideration actually received by this Corporation upon such exercise plus (A) the consideration, if any, actually received for the granting of all such rights or options, whether or not exercised, (B) the consideration, if any, actually received by issuing or selling the Convertible Securities actually converted and
(C) the consideration, if any, actually received on the conversion of such Convertible Securities. However, if any such rights or options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Series C Conversion Price for the Series C Stock, and any subsequent adjustments based thereon, shall upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such rights, options or the rights of conversion or exchange under such Convertible Securities.

                  (IV) For the purpose of any adjustment required under this Section D.8, if (a) this Corporation issues or sells any rights or options for the purchase of Convertible Securities and (b) if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than the Series C Conversion Price, then in each such event this Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total number of Convertible Securities covered by such rights or options (as set forth in the legal instruments setting forth the terms of such Convertible Securities) and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received for the issuance of such rights or options plus (A) the minimum amount of consideration, if any, payable upon the exercise of such rights or options and (B) the minimum amount of consideration, if any, payable upon the conversion of such Convertible Securities. No further adjustment of the Series C Conversion Price shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section D.8.(iii) for the adjustment of the Series C Conversion Price upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandis upon the expiration of the rights, options and Convertible Securities referred to in this Clause D.8.(iv).

                  (V) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued under this Section D.8 after the Filing Date, other than (A) shares of Common Stock issued upon conversion of the shares of Series A Stock, the Series B Stock or Series C Stock; (B) shares of Common Stock (or options, warrants or rights therefor) granted or issued subsequent to the Filing Date to employees, officers, directors of the Corporation or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors; (C) securities issued by the Corporation representing in the aggregate five percent (5%) or less of the then outstanding shares of Common Stock, on a fully-diluted basis, to contractors, consultants, advisers to, or vendors of, the Corporation or in connection with any credit, financing or leasing agreements or similar instruments with equipment lessors or other persons providing equipment lease or other equipment financing; (D) securities issued in connection with or pursuant to the acquisition of all or any portion of another company by the Company whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another company, pursuant to a plan, agreement or other arrangement approved by the Board of Directors; (E) securities issued to or in connection with an arrangement or venture with a strategic partner of the Company, provided such issuance is unanimously approved by the Board of Directors; (F) shares of Common Stock or Preferred Stock issued or issuable upon the exercise of any warrants, options or other rights that are outstanding as of the Filing Date (or issued or issuable after the reissuance of any such expired or terminated options, warrants or rights and net of any such issued shares repurchased by the Corporation); (G) the reissuance or assignment by the Corporation of any shares of Common Stock outstanding as of the Filing Date to a different person from the holder of such shares; (H) securities issued pursuant to any anti-dilution rights of the holders of Series A Stock or Series B Stock or warrants to purchase securities of this Corporation that are outstanding as of the Filing Date; (H) shares of Common Stock issued in a public offering by this Corporation in which all shares of Series A Stock, Series B Stock and Series C Stock are automatically converted into shares of Common Stock; and (I) shares of Common Stock issued by way of dividend or other distribution on shares of Preferred Stock and Common Stock excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E), (F),
(G) (H) and this clause (I). The oEffective Priceo of Additional Shares of Common Stock shall mean the quotient obtained by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, under this Section 8 into the aggregate consideration received, or deemed to have been received for such Additional Shares of Common Stock.

            9. CERTIFICATE OF ADJUSTMENT. Upon the occurrence of each adjustment or readjustment of the Series C Conversion Price, the Corporation, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

            10. NOTICES OF RECORD DATE. In the event of (i) any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any capital reorganization of this Corporation, any reclassification or recapitalization of the capital stock of this Corporation, any merger or consolidation of this Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of this Corporation, this Corporation shall mail to each holder of shares of Series C Stock at least twenty (20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution; (ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, is expected to become effective and the specific details thereof; and (iii) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

            11.   AUTOMATIC CONVERSION.

                  (I) SERIES C STOCK CONVERSION. Each share of Series C Stock shall automatically be converted into shares of Common Stock based upon the Series C Conversion Price upon the automatic conversion of the shares of Series A Stock pursuant to a "Qualified Liquidation Evento or oQualified Liquidity Milestoneo as set forth in the Corporationss.s Certificate of Designation of Series A Convertible Preferred Stock or otherwise upon the conversion of all the shares of Series A Stock.

                  (II) UPON VOTE OF 66-2/3% OF SERIES C PREFERRED STOCK. Each share of Series C Preferred Stock shall automatically be converted into shares of Common Stock based upon the Series C Conversion Price then applicable upon the affirmative vote of the holders of at least sixty-six and two thirds percent (66-2/3 %) of the outstanding shares of Series C Preferred Stock.

      Upon the occurrence of an event specified in this Section 11, the outstanding shares of Series C Stock shall be converted into outstanding shares of Common Stock, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the automatic conversion of the outstanding shares of Series C Stock, the Corporation shall notify the holders of the outstanding shares of Series C Stock and thereafter such holders shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the shares. Thereupon there shall be issued and delivered to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Series C Stock of such holder were convertible on the date on which such automatic conversion occurred.

            12. FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon conversion of the shares of Series C Stock. In lieu of any fractional share to which the holder of such shares would otherwise be entitled, the Corporation shall pay cash equal to the product of (i) such fraction multiplied by (ii) the fair market value of one share of the Common Stock on the date of conversion, as determined in good faith by a disinterested majority of the Board of Directors.

            13. RESERVATION OF STOCK ISSUABLE UPON CONVERSION. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series C Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series C Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series C Stock, the Corporation shall take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

            14. NOTICES. Any notice required by the provisions of this Section D to be given to a holder of shares of Series C Stock shall be deemed given upon actual receipt or if receipt is refused or does not occur, then the second attempted delivery as evidenced by appropriate third-party commercial documentation (i.e., Postal Service, Federal Express, etc.).

            15. NO DILUTION OR IMPAIRMENT. The Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the shares of Series C Stock against dilution (as contemplated herein) or other impairment of their rights.

      E. NO RE-ISSUANCE. No share or shares of Series C Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                              VALUESTAR CORPORATION
                          REGISTRATION RIGHTS AGREEMENT

      THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated effective as of September 14, 2000 (the "Effective Date") by and among (i) the purchasers of certain Series C Convertible Preferred Stock and warrants to purchase common stock of the Company (defined below) listed on the signature pages hereto and each other Person (defined below) who becomes a party to this Agreement simultaneously with becoming a party pursuant to and in accordance with the terms and conditions set forth in that certain Purchase Agreement (defined below) on, or before, December 31, 2000 (each a "Holder" and, collectively, the "Holders") and (ii) ValueStar Corporation, a Colorado corporation (the "Company").

                                    RECITALS

      The Holders are parties to a Series C Preferred Stock and Warrant Purchase Agreement dated for reference purposes as of even date herewith by and between the Company and the Holders (the "Purchase Agreement") pursuant to which the Company is obligated to enter into this Agreement. All capitalized terms not defined herein shall have the meaning established in the Purchase Agreement.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained in this Agreement, the parties hereto hereby agree as follows:

1.    DEFINITIONS.

      "COMMISSION" means the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.

      "COMMON STOCK" means any and all (i) common stock of the Company issued or issuable upon conversion of the Company's Series C Convertible Preferred Stock;
(ii) common stock of the Company issued or issuable upon exercise of the Warrants (collectively, (i) and (ii) the "Stock"); (iii) common stock of the Company issued as a dividend or other distribution with respect to or in replacement of the Stock, and (iv) any common stock issued in any combination or subdivision of the Stock. In determining the amount of Common Stock held by any Person, the sum of (i), (ii), (iii) and (iv) shall be used and a Person shall be deemed to "hold" all Common Stock then held by and/or issuable to such Person.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar Federal statue and the rules and regulations of the Commission thereunder all as the same shall be in effect at the time.

      "PERSON" means any individual, corporation, trust, partnership, association, or other entity.

      "REGISTRABLE SHARES" means the Common Stock.

      "REGISTRATION STATEMENT" means the registration statement and any additional registration statements filed with the Commission as contemplated by
Section 2, including (in each case) any prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post- effective amendments, all exhibits thereto, and all material incorporated by reference in such registration statement or statements.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "UNTRUE STATEMENT" shall include any untrue statement or alleged untrue statement in the Registration Statement, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      "WARRANTS" shall include those warrants issued to the Holders under the Purchase Agreement and any warrants issued to finders of purchasers of the Company's Series C Convertible Preferred Stock as contemplated under the Purchase Agreement.

2.1 REGISTRATION PROCEDURES AND EXPENSES. The Company is obligated to do the following:

      The Company shall (subject to the Company's eligibility to use a Form S-3 Registration Statement which the Company believes it will be eligible to use),

      (A) within 120 days following the Initial Closing , use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 (provided that at such time the Company is eligible to use S-3 and, if not, use its best efforts to prepare and file with the Commission a Registration Statement on Form S-3 at such later date as the Company is so eligible) in order to register with the Commission under the Securities Act a sale by the Holders in accordance with the method or methods of distribution thereof as reasonably specified by the Holders on a delayed or continuous basis pursuant to Rule 415 under the Securities Act all of the Registrable Shares (notwithstanding anything to the contrary expressed or implied herein, if a registration statement on any substitute form becomes available for registration of the Registrable Shares, the Company may in its sole discretion instead prepare and file with the Commission a registration statement on such substitute form at any time in order to register the Registrable Shares under the Securities Act and such registration statement will be a "Registration Statement" for the purposes of this Agreement);

      (B) use its reasonable efforts after such filing, subject to receipt of necessary information from the Holders, to cause such Registration Statement to become effective as soon as reasonably practicable thereafter;

      (C) promptly notify each Holder, at any time when a prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an Untrue Statement;

      (D) promptly prepare and file with the Commission, and deliver to each Holder, such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Shares until termination of such obligation as provided in Section 2.6 below;

      (E) furnish to each Purchaser such number of copies of prospectuses, including preliminary prospectuses, in conformity with the requirements of the Securities Act, in order to facilitate the public sale or other disposition of all or any of the Registrable Shares by the Holders;

      (F) file such documents as may be required of the Company for normal securities law clearance for the resale of the Registrable Shares in any state reasonably requested by the Holders provided, however, that the Company shall not be required in connection with this paragraph (f) to (i) qualify as a foreign corporation to do business under the laws of any jurisdiction in which it shall not then be qualified or execute a general consent to service of process in any jurisdiction or (ii) undertake any filing obligations in those states where the Company does not currently meet such filing requirements;

      (G) use its best efforts to cause all Registrable Shares to be listed on each securities exchange, quotation system, market or over-the-counter bulletin board, if any, on which equity securities by the Company are then listed or traded;

      (H) bear all expenses in connection with this Agreement, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for company, expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdiction, other than (i) fees and expenses, if any, of counsel or other advisors to the Holders and (ii) brokers commissions, discounts or fees and transfer taxes; and

      (I) take all reasonable actions required to prevent the entry of any stop order issued or threatened by the Commission or any state regulatory authority with respect to any Registration Statement covering Registrable Shares, and take all reasonable actions to remove it if entered.

2.2   INDEMNIFICATION.

      (A) The Company agrees to indemnify and hold harmless each Holder, such Holder's directors, officers, partners, agents, each underwriter of Registered Shares, and each Person who controls any of the foregoing (within the meaning of Section 15 of the Securities Act) (each an "Indemnified Party") from and against any losses, claims, damages or liabilities to which such Indemnified Party may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any Untrue Statement in the Registration Statement, or arise out of any failure by the Company to fulfill any undertaking included in the Registration Statement or arise under the Securities Act or any other statute or at common law and the Company will reimburse such Indemnified Party for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an Untrue Statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Party specifically for use in preparation of the Registration Statement or the failure of such Holder to comply with the covenants and agreements contained in Section 2.3 hereof respecting the sale of the Registrable Shares or any Untrue Statement in any prospectus that is corrected in any subsequent prospectus that was delivered to the Holder prior to the pertinent sale or sales by the Holder.

      (B) Each Holder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any failure to comply with the covenants and agreements contained in
Section 2.3 hereof respecting sale of the Registrable Shares, or any Untrue Statement contained in the Registration Statement if, but only if, such Untrue Statement was made in reliance upon and in conformity with written information furnished by or on behalf of such Holder specifically for use in preparation of the Registration Statement and such Holder will reimburse the Company (or such officer, director or controlling person), as the case may be, for any legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; PROVIDED that in no event shall any indemnity by a Holder under this Section 2.2 exceed the net proceeds received by such Holder from the sale of the Registrable Shares covered by such Registration Statement.

      (C) Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 2.2, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, and, subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person and such indemnifying person shall have been notified thereof, such indemnifying person shall be entitled to participate therein, and, to the extent it shall wish, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof, such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; PROVIDED, HOWEVER, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel at the expense of such indemnifying person; PROVIDED, HOWEVER, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel for all indemnified parties. No indemnifying party in the defense of any such claim or litigation shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation, and no indemnified party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

      (D) If the indemnification provided for in this Section 2.2 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary contained herein, any contribution by a Holder hereunder shall not exceed the net proceeds received by such Holder from the sale of the Shares covered by the Registration Statement.

2.3   TRANSFER OF SHARES AFTER REGISTRATION; NOTICE.

      The Holder hereby covenants with the Company not to make any sale of the Registrable Shares after registration without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied. The Holder acknowledges that there may be times when the Company must suspend the use of the prospectus forming a part of the Registration Statement until such time as an amendment to the Registration Statement has been filed by the Company and declared effective by the Commission, or until such time as the Company has filed an appropriate report with the Commission pursuant to the Exchange Act. The Holder hereby covenants that it will not sell any Registrable Shares pursuant to said prospectus during the period commencing at the time at which the Company gives the Holder notice of the suspension of the use of said prospectus and ending at the time the Company gives the Holder notice that the Holder may thereafter effect sales pursuant to said prospectus; provided, however, that no such postponement shall be permitted for more than 120 days during any 12 month period. The foregoing provisions of this Section 2.3 shall in no manner diminish or otherwise impair the Company's obligations under
Section 2.1

2.4   REPORTING REQUIREMENTS.

      (A)   The Company agrees to use its best efforts to:

            (I) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act;

            (II) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

            (III) so long as any of the Holders own at least 250,000 shares of Registrable Shares (appropriately adjusted for stock splits and combinations), to furnish to the Holders forthwith upon written request until the termination of the Company's obligations under Sections 2.1 through 2.4 (1) a written statement by the Company as to whether it complies with the reporting requirements of said Rule 144, the Securities Act and the Exchange Act, or whether it qualifies as a registrant whose securities may be resold pursuant to Commission Form S-3, (2) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and
(3) such other information as may be reasonably requested in availing the Holders of any rule or regulation of the Commission that would permit the selling of the Registrable Shares without registration.

2.5   TERMINATION OF OBLIGATIONS.

      The obligations of the Company pursuant to Sections 2.1 through 2.4 hereof shall cease and terminate upon the earlier to occur of (i) such time as all of the Registrable Shares have been resold or (ii) such time as all of the Registrable Shares may be sold during any 3 month period pursuant to Rule 144, including Rule 144 (k) or (iii) upon the third anniversary date of the Effective Date of this Agreement.

2.6   ASSIGNABILITY OF REGISTRATION RIGHTS.

      The Registration rights set forth in this Section 2 are assignable only to assignees acquiring no less than 250,000 or more Registrable Shares (appropriately adjusted for stock splits and combinations). Notwithstanding anything to the contrary herein, in no event shall a Holder assign any rights herein after 30 days following the Effective Date and prior to the effectiveness of the Registration Statement. Provided further that the Company shall not be obligated to file any post-effective amendment to the Registration Statement solely for the purpose of adding such assignee(s) to the Registration Statement more than once during any consecutive six month period.

3.    LOCK-UP.

      In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Shares (other than those included in the registration) without the prior written consent of the Company and, if applicable, such underwriter(s), as the case may be, for a period of time not to exceed 30 days before and one hundred eighty
(180) days after the effective date of the registration; PROVIDED, HOWEVER, that Jim Stein and each person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Company enters into such an agreement. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. All Registrable Shares shall bear an appropriate legend referencing this lock-up provision.

4.    MISCELLANEOUS.

      (A) CONSENT TO AMENDMENTS. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and/or the provisions hereof waived, only with the written consent of the Company and of Holders holding fifty percent (50%) or more of the Registrable Shares at the time held by all Holders. Notwithstanding the foregoing, no amendment or waiver may affect any Holder in any manner differently from any other Holder without the written consent of such first mentioned Holder. No course of dealing between the Company and any Holder or any delay in exercising any rights hereunder or under the Company's Certificate of Incorporation will operate as a waiver of any rights of any such Holder.

      (B) SUCCESSORS AND ASSIGNS. All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

      (C) SEVERABILITY. Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      (d) COUNTERPARTS. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together shall constitute one and the same Agreement.

      (E) DESCRIPTIVE HEADINGS. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      (F) NOTICES. All notices, demands, consents or other communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) when personally delivered, (ii) three (3) business days following mailing thereof, if sent by first class certified mail, return receipt requested, or (iii) the next business day following transmission or mailing, if sent by facsimile (receipt confirmed and followed up by one of the other delivery methods discussed herein as well), Express Mail, Federal Express or similar service, addressed as follows:

            IF TO ANY HOLDER:   To the applicable addresses set forth in the
                                Purchase Agreement

            IF TO THE COMPANY:  Valuestar Corporation
                                Attn: Jim Stein
                                360 - 22nd Street, Suite 210
                                Oakland, CA  94612
                                Fax No.: (510) 808-1400

            WITH A COPY TO:     Bay Venture Counsel, LLP
                                1999 Harrison Street, Suite 1300
                                Oakland, CA 94612
                                Attn:  Donald C. Reinke, Esq.
                                Fax No.:  (510) 834-7440

Any party may change its address for purposes hereof by notice given in accordance with this Section 3.f to each of the other parties hereto.

      (A) GOVERNING LAW. The validity, meaning and effect of this Agreement, and all amendments and supplements hereto and all waivers and consents hereunder, shall be determined in accordance with the laws of California, applicable to contracts made and to be performed entirely within the State of California. Each of the parties hereby submits to personal jurisdiction in the County of Alameda, State of California solely for purposes of this Agreement and waives any objection as to venue in the County of Alameda, State of California.

      (B) SCHEDULES AND EXHIBITS. All schedules and exhibits are an integral part of this Agreement.

      (C) LITIGATION COSTS. Subject to Section 2.2, if any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of a dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, if and only to the extent that the applicable arbitrator or court shall so direct and such direction is final and not subject to appeal or review.

      (D) INTEGRATION. This instrument constitutes the entire agreement of the parties hereto respecting the registration of the Registrable Shares by the Holders and correctly sets forth the rights, duties, and obligations of each party hereto to the others in relation thereto as of its date. Any prior agreements, promises, negotiations or representations concerning its subject matter which are not expressly set forth in this Agreement.

                                    CORPORATION:

                                    VALUESTAR CORPORATION

                                    By:
                                        --------------------------------------
                                    Name: James Stein
                                    Its:  President and Chief Executive Officer

                            SIGNATURE PAGES TO THE REGISTRATION RIGHTS AGREEMENT

                                    PURCHASER:


                                    ------------------------------------


                                    By:
                                       ---------------------------------
                                          (Signature)


                                    ------------------------------------
                                    (Print Name and Title)

                                    ADDRESS:

                                    ------------------------------------

                                    ------------------------------------

                                    ------------------------------------

                                    ------------------------------------

                                    TELEPHONE AND FAX NUMBERS:

                                    Tel:
                                         -------------------------------
                                    Fax:
                                        --------------------------------
                                    Email Contact:
                                                  ----------------------

                                    AGGREGATE INVESTMENT AMOUNT

                                    $
                                     -----------------------------------

                                                               WARRANT C-_____

THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH HEREIN AND IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT THEREFOR BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF.

                              VALUESTAR CORPORATION

                             STOCK PURCHASE WARRANT

      THIS CERTIFIES THAT, for value received, VALUESTAR CORPORATION, a Colorado corporation (the "Company"), hereby grants to _______________________ ("Holder") the right to purchase from the Company up to ____________________ (_____) shares of the Common Stock of the Company (the "Warrant Shares"), subject to the following terms and conditions:

      1. SERIES. This Warrant is one of a duly authorized series of warrants of the Company (which are identical except for the variations necessary to express the identification numbers, names of the holder, number of common shares issuable upon exercise thereof and warrant issue dates) designated as its "C Warrants."

      2. TERM. This Warrant may be exercised in whole at any time during the period from the date of issuance of this Warrant until 5:00 p.m., California time, on September 14, 2003 (the "Exercise Period").

      3. PURCHASE PRICE. The purchase price for each Warrant Share purchasable hereunder shall be Two Dollars and Twenty-Five Cents (U.S. $2.25) (the "Warrant Exercise Price").

      4. EXERCISE OF WARRANT. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, at any time and from time to time before the end of the Exercise Period by surrender of this Warrant at the principal office of the Company in Oakland, California (or such other office or agency of the Company as may be designated by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), together with the Notice of Exercise annexed hereto duly completed and executed on behalf of the Holder accompanied by payment in full of the amount of the aggregate Warrant Exercise Price. The Warrant Exercise Price shall be made, at the option of the Holder, (i) in immediately available funds in United States Dollars or
(ii) if the primary market for the Warrant Shares during the ten (10) Trading Days (as defined in Section 6 below) immediately preceding the date of exercise is the National Association of Securities Dealers Automated Quotation System - National Market System or a national securities exchange registered under the Exchange Act of 1934, as amended, cancellation of Warrant Shares, valued at the average "Closing Price" (as defined in Section 6 below) of the Company's Common Stock for the ten (10) consecutive Trading Days immediately preceding the date of exercise. Certificates for shares purchased hereunder shall be delivered to the Holder within thirty (30) business days after the date on which this Warrant shall have been exercised as aforesaid, but Holder shall be deemed the record owner of such Warrant Shares as of and from the close of business on the date on which this Warrant shall be surrendered.

      5. FRACTIONAL INTEREST. The Company shall not be required to issue any fractional shares on the exercise of this Warrant.

      6. REDEMPTION OF WARRANTS. The Company may elect, by written notice as provided herein (the "Company Notice"), to redeem, pro rata among all holders of C Warrants, all outstanding C Warrants including this Warrant, in whole or in part, on a date (the "Redemption Date") fixed by the Company and which shall be a Trading Day (as defined below) during which a registration statement under the Securities Act of 1933, as amended, covering the Warrant Shares is effective at a price of $.01 per Warrant Share then exercisable under such outstanding C Warrants (the "Redemption Price") at such time as the average Closing Price (as defined below) of the Company's Common Stock for the ten (10) consecutive Trading Days (as defined below) immediately preceding the date of the Company Notice equals or exceeds Six Dollars ($6.00), (adjusted for stock splits and combinations); provided, however, that this Warrant may be exercised at any time prior to 5:00 p.m., California time, on the business day immediately preceding the Redemption Date. Thereafter, all rights to acquire such Warrant Shares shall terminate.

      For purposes hereof, (i) the term "Trading Day" shall mean any day on which securities are traded on the applicable securities exchange or in the applicable securities market; and (ii) the term "Closing Price" in respect of a Trading Day shall mean the reported closing bid prices on the principal national securities exchange on which the Common Stock of the Company is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotation System - National Market System .

      7. WARRANT CONFERS NO RIGHTS OF SHAREHOLDER. Holder shall not have any rights as a shareholder of the Company with regard to the Warrant Shares prior to actual exercise resulting in the purchase of the Warrant Shares.

      8. INVESTMENT REPRESENTATION. Neither this Warrant nor the Warrant Shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable state securities laws. Holder acknowledges by acceptance of this Warrant that (a) it has acquired this Warrant for investment and not with a view toward distribution; (b) it has a pre-existing personal or business relationship with the Company, or its executive officers, or by reason of its business or financial experience it has the capacity to protect its own interests in connection with the transaction; and (c) except as so notified to the Company in writing, it is an accredited investor as that term is defined in Regulation D promulgated under the Securities Act. Holder agrees that any Warrant Shares issuable upon exercise of this Warrant will be acquired for investment and not with a view toward distribution; and acknowledges that to the extent such Warrant Shares will not be registered under the Securities Act and applicable state securities laws, that such Warrant Shares may have to be held indefinitely unless they are subsequently registered or qualified under the Securities Act and applicable state securities laws; or, based on an opinion of counsel reasonably satisfactory to the Company, an exemption from such registration and qualification is available. Holder, by acceptance hereof, consents to the placement of the following restrictive legends, or similar legends, on each certificate to be issued to Holder by the Company in connection with the issuance of such Warrant Shares:

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT AND THE QUALIFICATION REQUIREMENTS UNDER STATE LAW."

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THAT CERTAIN PURCHASE AGREEMENT THEREFOR BETWEEN THE CORPORATION AND THE ORIGINAL HOLDER HEREOF."

      9. RESERVATION OF SHARES. The Company agrees at all times during the Exercise Period to have authorized and reserved, for the exclusive purpose of issuance and delivery upon exercise of this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented hereby.

      10. ADJUSTMENT FOR RE-CLASSIFICATION OF CAPITAL STOCK. If the Company at any time during the Exercise Period shall, by subdivision, combination or re-classification of securities, change any of the securities to which purchase rights under this Warrant exist under the same or different number of securities of any class or classes, this Warrant shall thereafter entitle the Holder to acquire such number and kind of securities as would have been issuable as a result of such change with respect to the Warrant Shares immediately prior to such subdivision, combination or re-classification. If shares of the Company's common stock are subdivided into a greater number of shares of common stock, the purchase price for the Warrant Shares upon exercise of this Warrant shall be proportionately reduced and the Warrant Shares shall be proportionately increased; and conversely, if shares of the Company's common stock are combined into a smaller number of common stock shares, the price shall be proportionately increased, and the Warrant Shares shall be proportionately decreased.

      11. PUBLIC OFFERING LOCK-UP. In connection with any public registration of this Company's securities, the Holder (and any transferee of Holder) agrees, upon the request of the Company or the underwriter(s) managing such underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of this Warrant, any of the shares of Common Stock issuable upon exercise of this Warrant or any other securities of the Company heretofore or hereafter acquired by Holder (other than those included in the registration) without the prior written consent of the Company and such underwriter(s), as the case may be, for a period of time not to exceed 30 days before and one hundred eighty (180) days after the effective date of the registration; PROVIDED, HOWEVER, that Jim Stein and each person that is an officer, director, or beneficial owner of five percent (5%) or more of the outstanding shares of any class of capital stock of the Company enters into such an agreement. Upon request by the Company, Holder (and any transferee of Holder) agrees to enter into any further agreement in writing in a form reasonably satisfactory to the Company and such underwriter(s). The Company may impose stop-transfer instructions with respect to the securities subject to the foregoing restrictions until the end of said 180-day period. Any shares issued upon exercise of this Warrant shall bear an appropriate legend referencing this lock-up provision.

      12. ASSIGNMENT. With respect to any offer, sale or other disposition of this Warrant or any underlying securities, the Holder will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such Holder's counsel, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any applicable federal or state law then in effect). Furthermore, no such transfer shall be made unless the transferee meets the same investor suitability standards set forth in Section 8 of this Warrant. Promptly upon receiving such written notice and reasonably satisfactory opinion, if so requested, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Warrant or the underlying securities, as the case may be, all in accordance with the terms of the written notice delivered to the Company. If a determination has been made pursuant to this
Section 12 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Warrant thus transferred shall bear the same legends appearing on this Warrant, and underlying securities thus transferred shall bear the legends required by Section 8. The Company may impose stop-transfer instructions in connection with such restrictions. Subject to any restrictions on transfer described elsewhere herein, the rights and obligations of the Company and the Holder of this Warrant shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties hereto.

      13. NOTICE. Any notice, demand, consent or other communication hereunder shall be in writing addressed to the other party at its principal office or, in respect of Holder, as its address as shown on the books of the Company, or to such other address as such party shall have theretofore furnished by like notice, and either served personally, sent by express, registered or certified first class mail, postage prepaid, sent by facsimile transmission, or delivered by reputable commercial courier. Such notice shall be deemed given (i) when so personally delivered, or (ii) if mailed as aforesaid, five (5) days after the same shall have been posted, or (iii) if sent by facsimile transmission, as soon as sender receives written or telephonic confirmation that the message has been received and such facsimile is followed the same day by mailing by prepaid first class mail, or (iv) if delivered by commercial courier, upon receipt.

      14. GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of California, applicable to contracts between California residents entered into and to be performed entirely within the State of California.

      15. ATTORNEYS' FEES. If any action at law or in equity is necessary to enforce or interpret the terms of this Warrant, the prevailing party shall be entitled to reasonable attorneys' fees, costs and disbursements in addition to any other relief to which such party may be entitled.

      16. DESCRIPTIVE HEADINGS. The headings used herein are descriptive only and for the convenience of identifying provisions, and are not determinative of the meaning or effect of any such provisions.

      IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer this 14th day of September, 2000.

                                          VALUESTAR CORPORATION


                                          ---------------------------------
                                          James Stein, President and CEO

                              NOTICE OF EXERCISE
                         COMMON STOCK PURCHASE WARRANT

TO:   VALUESTAR CORPORATION

      (1) The undersigned hereby elects to purchase ______ shares of Common Stock of ValueStar Corporation, pursuant to the terms of the attached Warrant, and tenders herewith payment in full of the purchase price for such shares.

      (2) In exercising this Warrant, the undersigned hereby confirms and acknowledges that the shares of Common Stock are being acquired solely for the account of the undersigned and not as a nominee for any other party, for investment, and that the undersigned will not offer, sell or otherwise dispose of any such shares of Common Stock except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any state securities laws.

      (3) Please issue a certificate representing said shares of Common Stock in the name of the undersigned.

      (4) Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned.

      Date: _________________, 2000
                                    __________________________________________
                                    (Name)

                                    __________________________________________
                                    (Signature)


                                    ADDRESS:

                                    __________________________________________
                                    __________________________________________
                                    __________________________________________
                                    __________________________________________

                                    TELEPHONE AND FAX NUMBERS:

                                    Tel: _____________________________________
                                    Fax: _____________________________________
                                    Email Contact: ___________________________